Exhibit 10.3

RITHM PERPETUAL LIFE RESIDENTIAL TRUST

INDEPENDENT TRUSTEE COMPENSATION PLAN

Effective November 18, 2025

1.	Purpose. Rithm Perpetual Life Residential Trust, a Maryland statutory trust (the “Company”), established this Independent Trustee Compensation Plan (the “Plan”) to attract and retain highly qualified individuals to serve on the Company’s Board of Trustees by providing them with competitive compensation, consisting in part of an equity interest in the Company. This Plan allows Independent Trustees to receive a significant portion of their remuneration in Company share awards, providing them with a personal financial stake in the success of the Company and the value of its shares in order to align their interests with those of the Company’s general shareholders. The terms of this Plan apply to all of the Company’s active Independent Trustees.

2.	Definitions. The following terms shall be defined for purposes of the Plan as set forth below:

“Award” means a grant of Restricted Shares or fully vested Shares to a Participant pursuant to Section 5(b).

“Annual Retainer” means the regular annual retainer payable by the Company to a Participant for service as a trustee, in accordance with Section 3.

“Award Agreement” means a written or electronic agreement entered into by the Company and a Participant setting forth the terms and conditions applicable to Equity Retainer Payment pursuant to this Plan (which may include or require the execution and delivery by the Participant of a stock power or similar instrument in favor of the Company to facilitate the terms of the Award).

“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Board” means the Board of Trustees of the Company.

“Cash Retainer Payment” refers to that portion of the Annual Retainer to be paid to a Participant in cash, in accordance with Section 4 (including fully vested Shares received in lieu of cash for the Cash Retainer Payment pursuant to an election in accordance with Section 3(a)).

“Change in Control,” with respect to an Award, means and includes the occurrence of any one of the following events (but shall specifically exclude an Offering):

(a)	during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Trustees”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a trustee after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Trustees then on the Board shall be an Incumbent Trustee; or;

(b)	any Person becomes a Beneficial Owner, directly or indirectly, of either (i) 50% or more of the then-outstanding Common Shares or (ii) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of trustees (the “Voting Securities”); provided, however, that for purposes of this subsection (b), the following acquisitions of Common Shares or Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (c) below); or

(c)	the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (i) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Common Shares and outstanding Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding Common Shares and the combined voting power of the then-outstanding Voting Securities entitled to vote generally in the election of directors/trustees, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or shares either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of then-outstanding Common Shares and then-outstanding Voting Securities, as the case may be, and (ii) no Person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 50% or more of the total common shares or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors or trustees of the Surviving Entity, and (iii) at least a majority of the members of the board of directors or trustees of the Surviving Entity were Incumbent Trustees at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”).

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Common Shares” means the common shares of beneficial interest, par value $0.01 per share, of the Company.

“Company” means Rithm Perpetual Life Residential Trust.

“Declaration of Trust” means the Declaration of Trust of the Company, as it may be amended or restated from time to time.

“Disability” means the Participant’s inability to perform the duties as an Independent Trustee for at least 90 consecutive days as a result of the Participant’s incapacity due to physical or mental illness.

“Effective Date” has the meaning set forth in Section 10.

“Equity Retainer Payments” means that portion of the Annual Retainer paid in the form of one or more Awards, in accordance with Section 5 and excluding fully vested Shares granted in lieu of the cash portion of a Participant’s Annual Retainer pursuant to an election under Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value,” with respect to an Equity Retainer Payment, means, as of any date, the value of a Share as determined below. If Shares are listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing price of a Share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. In the absence of an established market for the Shares, the Fair Market Value shall be the most recently determined net asset value per share of the Company’s Class E Common Shares as of the applicable Grant Date or such other method determined by the Board, in the good faith exercise of its discretion, to be appropriate.

2

“Grant Date” means, with respect to an Award granted pursuant to Section 5(b), the first date on which all necessary trust action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.

“Independent Trustee” shall have the meaning set forth in the Declaration of Trust.

“Offering” means a public or private offering of any class or series of the Company’s equity securities pursuant to a registration statement filed by the Company under the Securities Act or exemption therefrom.

“Participant” means, as of the Effective Date and thereafter for so long as the Plan remains in effect, an individual who serves on the Board as an Independent Trustee. An individual who ceases to serve on the Board, or no longer qualifies as an Independent Trustee, ceases to be a Participant under this Plan.

“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

“Plan” means this Independent Trustee Compensation Plan, as it may be amended or restated from time to time.

“Restricted Shares” means Shares granted to a Participant under Section 5 that are subject to the restrictions and terms of the Plan and the applicable Award Agreement.

“Section 409A” means section 409A of the Code and the regulations promulgated thereunder, as may be amended from time to time, or any successor rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means a Class E Common Share.

“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

“Supplemental Retainer Amount” means the additional Supplemental Retainer Amounts, as set forth in Appendix A, as amended from time to time (including fully vested Shares received in lieu of cash for the Supplemental Retainer Amount pursuant to an election in accordance with Section 3(a)).

3.	Annual Retainer. Each Participant is eligible to receive an Annual Retainer for his or her period of service on the Board in a total annualized amount consisting of a “Basic Retainer Amount” (as set forth in Appendix A, as amended from time to time) plus, depending upon the Participant’s position on the Board or a committee of the Board, a “Supplemental Retainer Amount.” Fifty percent (50%) of the Basic Retainer Amount is payable in the form of an Equity Retainer Payment consisting of a grant of Restricted Shares, in accordance with Section 5, and fifty percent (50%) of the Basic Retainer Amount is payable in the form of a Cash Retainer Payment, and 100% of the Supplemental Retainer Amount (if applicable) is payable in cash or, at the option of the Participant pursuant to an election in accordance with Section 3(a), fully vested Shares.

(a)	Form of Payment Election. A Participant may elect, on a prospective basis, to waive his or her right to receive all or a portion of the Annual Retainer or Supplemental Retainer Amount otherwise payable in cash and receive, in lieu thereof and at the same time the cash fees were to be paid to such Participant, an award of fully vested Shares in accordance with the provisions of Section 5; provided, that such election is received five (5) days prior to the scheduled payment date; provided, further, that any such Shares will be distributed to the Participant in accordance with the provisions of Section 4.

3

(b)	Cash and Equity Retainer Payments. Cash Retainer Payments and the Supplemental Retainer Amounts will be made pursuant to Section 4 and Equity Retainer Payments will be made pursuant to Section 5. For partial years of service as a Participant, the Board will apply the terms of the Plan on a pro rata basis to the extent reasonably practicable, in its discretion. All Equity Retainer Payments will be issued under, and subject to the terms and limitations of, the Plan pursuant to a grant hereunder and an Award Agreement whose terms are consistent with the terms of this Plan.

4.	Cash Retainer Payment and Supplemental Retainer Amounts. The Cash Retainer Payment and Supplemental Retainer Amounts will be paid to a Participant in equal quarterly amounts, in arrears, on the last business day of each calendar quarter in which the Participant performed services for the Company, with the number of Shares received, if any, determined based on the Fair Market Value of a Share as of the last business day of such calendar quarter. A Cash Retainer Payment or Supplemental Retainer Amount that relates to any period in which the Participant does not perform services for the entire period will be reduced proportionately.

5.	Equity Retainer Payments

(a)	Shares Available for Issuance.

(i)	Maximum Number of Shares Available. Subject to adjustment as provided in this Section 5, the maximum number of Shares that will be available for issuance under the Plan will be 500,000.

(ii)	Accounting for Awards. Shares that are issued under the Plan or that are subject to outstanding Awards will be applied to reduce the maximum number of Shares remaining available for issuance under the Plan; provided, however, that Shares forfeited under an Award (or Shares issued pursuant to or underlying an Award that has expired or terminated for any reason without lapse of risk of forfeiture in favor of, or transfer of the underlying Shares to, the Participant) will automatically again become available for issuance under the Plan.

(iii)	Adjustments to Awards. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or any successor or replacement accounting standard) that causes the per share value of the Common Shares to change, such as a share dividend, share split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan and the terms of each outstanding Award (including the number and class of securities subject thereto) shall be appropriately adjusted by the Board. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Board to prevent dilution or enlargement of rights of Participants. In either case, the decision of the Board regarding any such adjustment shall be final, binding and conclusive.

(b)	Equity Retainer Payments. On the Grant Date in each year during the term of the Plan, the Company will grant to each active Participant an Equity Retainer Payment Award under the Plan in respect of fifty percent (50%) of the Participant’s Annual Retainer for the year. The Company will grant an interim Award to an individual who becomes a Participant during a year, on a pro rata basis, calculated based on the period from the date the Participant becomes eligible under the Plan through the expected next Grant Date (which is assumed to be 365 days following the prior Grant Date), unless the Board decides to provide such new Participant with an alternative form of compensation of substantially equivalent value (as determined by the Board). The number of Restricted Shares (including fractional Restricted Shares) underlying the Equity Retainer Payment Award will be calculated by dividing the dollar amount equal to fifty percent (50%) of the Participant’s Annual Retainer by the Fair Market Value of a Share on the Grant Date. The Equity Retainer Payment Award will be granted pursuant to the terms of the Plan and an Award Agreement between the Participant and the Company.

4

(c)	Vesting of Awards.

(i)	Vesting. Except as otherwise provided in an applicable Award Agreement, the Restricted Shares granted pursuant to Section 5(b) will vest on the first anniversary of the Grant Date if the recipient remains a Participant under the Plan through such date. Shares granted in lieu of cash pursuant to a Participant’s election under Section 3(a) shall be fully vested as of the Grant Date.

(ii)	Accelerated Vesting.

(A)	If the recipient ceases to be a Participant under this Plan before the scheduled vesting date due to the recipient’s death or Disability, then the unvested portion of the recipient’s Award shall immediately vest on the date the recipient ceases to be a Participant under this Plan.

(B)	Without limiting the authority of the Board under Section 5(a)(iii), if a Change in Control occurs while the recipient is a Participant and before the scheduled vesting date of the Award, then, if approved by the Board in its sole discretion either in an applicable Award Agreement at the time of grant or at any time after the grant of an Award (including upon the Change in Control), the unvested portion (if any) of all outstanding Awards shall immediately vest and become nonforfeitable. All other Awards will terminate and be forfeited upon the Change in Control.

(iii)	Forfeiture. Except as otherwise determined by the Board, an individual who ceases to be a Participant under this Plan shall automatically forfeit all Restricted Shares granted pursuant to Section 5(b) that remain unvested at such time (subject to any accelerated vesting under Section 5(c)(ii) or an applicable Award Agreement), and such forfeited shares shall automatically be re-conveyed to the Company. Any rights or interest of such former Participants in such forfeited Restricted Shares shall be automatically cancelled and terminated, without any consideration, and be of no further force and effect.

(iv)	Clawback/Recovery. Restricted Shares granted pursuant to Section 5(b) (and any compensation paid or Shares issued under this Plan) will be subject to recoupment in accordance with any clawback policy that the Company may be required to adopt or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

(d)	Shareholder Rights. Except as provided in Sections 5(e), 5(f) and 5(h), or in an applicable Award Agreement, a Participant will have full voting and dividend rights as a shareholder with respect to the Restricted Shares granted pursuant to Section 5(b).

(e)	Dividends and Distributions. Unless the Board determines otherwise in its sole discretion (either in an applicable Award Agreement evidencing the Award at the time of grant or at any time after the grant of the Award), any extraordinary dividends or distributions (other than regular cash dividends) paid with respect to unvested Restricted Shares will be subject to the same restrictions as the Restricted Shares to which such dividends or distributions relate. The Board will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

5

(f)	Enforcement of Restrictions. To enforce the restrictions referred to herein and in any applicable Award Agreement, the Board may place a legend on the share certificates (if any) referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the share certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of share ownership, together with duly endorsed stock powers, in a uncertificated book-entry stock account with the Company’s transfer agent.

(g)	Settlement of Awards. If and when the Restricted Shares granted pursuant to Section 5(b) vest in accordance with Section 5(c), the Company will render the Shares free of continued time-based restriction by, at the discretion of the Company, (i) delivering to the Participant evidence of the removal of any time-based restricted legends on the book entry Shares credited to the account of the Participant, or (ii) delivering such Shares to the Participant in certificate form, with any time-based restricted legends removed, and the Company shall destroy any stock powers received with respect to such Shares.

(h)	Restrictions on Transfer.

(i)	Except pursuant to testamentary will or the laws of descent and distribution, as otherwise expressly permitted by Section 5(h)(ii), as otherwise provided in any applicable Award Agreement or as otherwise approved by the Board, no right or interest of any Participant in Restricted Shares prior to vesting of such Restricted Shares will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(ii)	A Participant will be entitled to designate a beneficiary to receive Restricted Shares upon such Participant’s death, and in the event of such Participant’s death, settlement of any Restricted Shares will be made to such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, settlement of any Restricted Shares will be made to the Participant’s estate. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete settlement of his or her Awards, then such settlement will be made to the estate of the beneficiary.

(i)	Securities Laws and Other Restrictions. Notwithstanding any other provision of the Plan or any Award Agreement, but without limiting transfer restrictions otherwise imposed on an Award or Shares, a Participant may not sell, assign, transfer or otherwise dispose of Shares issued pursuant to Awards granted under the Plan, unless (i) there is in effect with respect to such Shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (ii) there has been obtained any other consent, approval or permit from any other regulatory body which the Board, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale, or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities laws or other restrictions.

6.	Expense Reimbursement. Subject to the terms of any applicable reimbursement policy established by the Company, the Company will reimburse Participants for reasonable out-of-pocket expenses they incur while serving as an Independent Trustee to attend meetings or other Company functions in connection with their service on the Board. To the extent such reimbursements are subject to Section 409A, (a) the amount of expenses eligible for reimbursement during any one calendar year shall not affect the amount of expenses eligible for reimbursement in any other calendar year; (b) reimbursements will be made no later than December 31 of the year following the year in which the expense is incurred; and (c) no right to reimbursement hereunder shall be subject to liquidation or exchange for another benefit.

6

7.	Meeting Fees. Unless otherwise determined by the Board, Participants will not be entitled to any additional remuneration in the form of fees for attending a meeting of the Board or a committee of the Board.

8.	Administration of the Plan. The Board shall have full authority to administer the Plan and to interpret and construe the Plan in accordance with its terms. The Board is authorized to adopt such rules, regulations, forms and guidelines for administering the Plan, and delegate such Plan administrative responsibilities, in each case, as it deems necessary or appropriate. Without limiting the foregoing, all Participant elections under the Plan must be submitted in such form and are subject to such procedures as may be authorized by the Board, from time to time, which procedures and forms may incorporate limitations, restrictions, and conditions the Board deems to be necessary or appropriate. All actions of the Board shall be final, conclusive and binding upon all persons to the fullest extent permitted under applicable law. The Board may rely upon any information furnished by the Company, its accountants and other advisors in its administration of the Plan. Subject to applicable law and the Company’s governing documents, no individual serving on the Board will have personal liability by reason of any actions or omissions made in good faith and in furtherance of the Board’s administration of the Plan.

9.	Amendment and Termination. The Board may at any time amend, suspend or discontinue the Plan at any time; provided that (a) no such amendment, suspension or termination shall impair the right of a Participant with respect to earned and vested benefits under the Plan without his or her written consent, and (b) to the extent that approval by the Company’s shareholders is required for any modification, no such modification shall be effective without such approval. Nothing in this Section serves to restrict or impair the Board’s ability at any time to exercise its discretionary authority in the administration of the Plan.

10.	Effective Date and Term of Plan. The Effective Date of the Plan is November 18, 2025 (the date as of which this Plan is adopted by the Board), and the Plan shall continue in effect until terminated or replaced by the Board.

11.	Miscellaneous Provisions.

(a)	Transferability. No right under the Plan may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution.

(b)	No Right to Continued Service. Nothing contained in the Plan confers to any Participant any right to continue a service relationship with the Company or its affiliates or interferes in any way with the right of the Company or its affiliates at any time to terminate such service relationship in accordance with applicable law.

(c)	Section 409A. It is intended that this Plan and all payments made hereunder will be exempt from Section 409A, and the Plan shall be administered accordingly, and interpreted and construed on a basis consistent with such intent. For purposes of Section 409A, each payment to a trustee under the Plan shall be considered a separate payment. To the extent that any provision of the Plan or payment arrangement hereunder is not exempt from, and would fail to comply with the applicable requirements of, Section 409A, the Board may, in its sole discretion and without requiring any Participant’s consent, make such modifications to the extent it determines necessary or advisable to comply with the requirements of Section 409A; provided that the Company shall in no event be obligated to pay any interest, compensation, or penalties in respect of any such modifications. Nothing in this Section shall be construed as a guarantee of any particular tax effect for the payments made hereunder, and the Company does not guarantee that any compensation provided under this Plan will be exempt from or satisfy the provisions of Section 409A.

7

(d)	Governing Law. The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of Maryland without regard to its conflict of law principles.

8

Appendix A. Annual Retainer Schedule

Each Participant’s total Annual Retainer for one year of service on the Board is determined as the sum of the Basic Retainer Amount plus, if applicable, the Supplemental Retainer Amount, where the Basic Retainer Amount is $130,000 (or such higher amount as approved by the Board) and the Supplemental Retainer Amount depends upon the position on the Board/Committees of the Board as set forth in the following table:

Position	Supplemental Retainer Amount
Audit Committee Chair	$15,000
Audit Committee Member	$10,000

9